UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
____________________
FORM 8-K
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Current report pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
October 12, 2023
_______________________
(Exact name of registrant as specified in its charter)
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California	0-10661	94-2792841
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

63 Constitution Drive	Chico,	California	95973
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (530) 898-0300
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	TCBK	Nasdaq
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As initially disclosed in its Current Report on Form 8-K filed on February 14, 2023, TriCo Bancshares’s (the “Company”) subsidiary, Tri Counties Bank (the “Bank”), experienced a cybersecurity incident. After detecting unusual network activity, management shut down networked systems by taking them offline, preventing the use of internal systems, data and telephones for a limited period of time. Immediately following the incident, the Bank launched an investigation, retained a digital forensics firm, and notified law enforcement and banking regulators. The Bank restored access to its internal systems and communication capabilities, including e-mail correspondence and telephones, after approximately one week. The Bank’s core-banking systems, which are hosted outside of the Bank, were not accessed or impacted.

The Bank determined that its internal bank network had been infected with malware which prevented access to certain files on the network. Through its investigation, the Bank determined that, between February 7, 2023, and February 8, 2023, an unauthorized actor may have had access to certain systems that stored certain sensitive information. Following an extensive review of the potentially impacted data which was completed on October 9, 2023, the Bank determined certain types of personal information of certain customers, customer employees, individuals associated with customers, and Bank former and current employees may have been impacted by this incident. While the information varies by individual, some of the types of information that may have been impacted includes name, identification numbers (e.g., Social Security, driver’s license, state identification, passport, and/or tax identification), financial account information, medical information, health insurance information, date of birth, digital/electronic signature, access credentials, and mother’s maiden name. All potentially impacted individuals will be notified in accordance with applicable laws and will be offered 24 months of Experian IdentityWorks credit monitoring and credit restoration services at no cost. The Bank is also notifying regulatory authorities in accordance with applicable law. A copy of a press release updating earlier public filings and to comply with certain state substitute notice laws (where the Bank does not have an address of a potentially impacted individuals) issued on October 13, 2023 is included as Exhibit 99.1 to this report.

The Company has incurred, and may continue to incur, certain expenses related to this incident. Further, the Company remains subject to risks and uncertainties as a result of the incident, including as a result of potential litigation, changes in customer behavior, and/or additional regulatory scrutiny. While the Company maintains insurance to cover losses related to cybersecurity risks and business interruption, such policies may not be sufficient to cover all losses of this incident or any future incidents.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits
99.1    Press release dated October 13, 2023

The information furnished under Item 8.01 and Item 9.01 of this Current Period on Form 8-K, including the exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that Section, nor shall it be deemed incorporated by reference in any registration statement or other filings of TriCo Bancshares under the Securities Act of 1933, as amended, except as shall be set forth by specific reference in such filing.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRICO BANCSHARES
Date: October 13, 2023	/s/ Peter G. Wiese
Peter G. Wiese, Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)